Exhibit 10.1
LOAN AGREEMENT
LOAN AGREEMENT, dated as of May 17, 2011 (this “Agreement”), between NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (with its successors, the “Borrower”), and VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (with its successors, the “Lender”).
1. Certain Definitions. As used herein, the following terms have the following meanings:
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capital Lease” means at any time any lease of Property which, in accordance with generally accepted accounting principles in the United States of America, would at such time be required to be capitalized on a balance sheet of the lessee.
“Capital Lease Obligation” means at any time the amount of the liability in respect of a Capital Lease which, in accordance with generally accepted accounting principles in the United States of America, would at such time be required to be capitalized on a balance sheet of the lessee.
“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the date hereof) other than a Permitted Acquiror, of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) a majority of the members of the board of directors of the Borrower do not constitute Continuing Directors; (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than a Permitted Acquiror; or (d) the Borrower completes a share exchange, consolidation, merger, sale of all or substantially all of its assets or similar transaction, in each case, other than a share exchange, consolidation or merger in which the Permitted Acquiror or the holders of the Borrower’s Equity Interests entitled to vote in the election of the board of directors of the Borrower generally immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least 60% of the total voting power in the aggregate of all classes of Equity Interests of the Borrower or, if such entity is not the Borrower, the continuing or surviving entity entitled to vote in the election of the board of directors of such Person generally immediately after the share exchange, consolidation or merger.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Continuing Director” means (a) any member of the board of directors of the Borrower who was a director (or comparable manager) of the Borrower on the date hereof, and (b) any individual who becomes a member of the board of directors of the Borrower after the date hereof if such individual was appointed or nominated for election to the board of directors of the Borrower by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the board of directors in office at the date hereof in an actual or threatened election contest relating to the election of the directors (or comparable managers) of the Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Default” means a condition that, after notice or lapse of time or both, would constitute an Event of Default.
“Discount Amount” means, with respect to any prepayment of the Loan, an amount equal to the difference between (a) the amount of interest actually accrued on the portion of the Loan being repaid from the date of this Agreement through the date of such prepayment (exclusive of any interest due by virtue of Section 4(b)) and (b) the amount of interest that would have accrued on such portion of the Loan during such period of time if the interest rate referred to in Section 4(a) had been 2.50%.
“EBITDA” means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with generally accepted accounting principles in the United States of America, the sum of net income (or net loss) for such period plus, the sum of all amounts treated as expenses for: (a) interest, (b) depreciation, (c) amortization, (d) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss) and (e) any noncash charge resulting from a change in accounting principles; provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains and without taking into account any provision for gains, losses or impairments on properties.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Indebtedness”, when used with respect to any Person, means as of any date of determination thereof, (i) its Indebtedness, determined in accordance with generally accepted accounting principles in the United States of America, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date, and (ii) the current portion of all such Indebtedness.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
“Indebtedness”, when used with respect to any Person means its (i) indebtedness, secured or unsecured, for borrowed money; (ii) liabilities secured by any Lien existing on Property owned by such Person; (iii) Capital Lease Obligations, and the present value of all payments due under any arrangement for retention of title (discounted at a rate per annum equal to 5.00% and compounded semi-annually) if such arrangement is in substance an installment purchase or an arrangement for the retention of title for security purposes; and (iv) guarantees of obligations of the character specified in the foregoing clauses (i), (ii) and (iii) to the full extent of the liability of the guarantor (discounted to the present value, as provided in the foregoing clause (iii), in the case of guarantees of title retention arrangements).
“Interest Coverage Ratio” as of any date means the ratio of (a) EBITDA to (b) Interest Expense; all of the foregoing calculated by reference to the immediately preceding four fiscal quarters of the Borrower most recently ended prior to such date of determination.
“Interest Expense” means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of all interest in respect of Indebtedness of the Borrower accrued during such period.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and all other title exceptions and encumbrances affecting Property, but will not apply to (1) any liens securing the performance of any contract or undertaking of the Borrower not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debts, if made and continuing in the ordinary course of business, (2) any lien in favor of the United States or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance, or other payments pursuant to any contract or provision of any statute, (3) mechanics’, materialmen’s, carriers’, or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith, (4) any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license, (5) any liens for taxes, assessments or governmental charges or levies not yet delinquent, or liens for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith, (6) liens (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and in the case of judgment liens, execution thereof is stayed, and (7) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any lien referred to in the foregoing clauses (1) to (6) inclusive; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the Property which secured the charge or lien so extended, renewed or replaced (plus improvements on such Property). For all purposes of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.
“Loan” means a loan with a principal amount of $600,000,000.00 made pursuant to Section 2.
“Mandatory Prepayment Date” means October 31, 2012.
“Maturity Date” means the tenth anniversary hereof, or, if such day is not a Business Day, the next succeeding Business Day.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 27, 2011, by and among Ventas, Needles Acquisition LLC, a Delaware limited liability company, and the Borrower.
“Permitted Acquiror” means Ventas or any wholly owned Subsidiary of Ventas.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Solvent” means that, with respect to any Person, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as conducted on the date hereof or proposed to be conducted after the date hereof; and (c) such Person has not incurred and does not intend to incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise).
“Subsidiary” or “Subsidiaries” means a corporation, partnership, limited liability company or trust more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Borrower or by one or more other Subsidiaries, or by the Borrower and one or more other Subsidiaries.
“Total Assets” means, on any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Borrower and its Subsidiaries determined in accordance with generally accepted accounting principles in the United States of America (but excluding intangibles).
“Total Unencumbered Assets” means, on any date, the sum of (i) the value of those Undepreciated Real Estate Assets that are not subject to any Lien which secures Indebtedness for borrowed money of any of the Borrower and its Subsidiaries and (ii) the value of all other assets of the Borrower and its Subsidiaries not subject to any Lien securing Indebtedness for borrowed money of any of the Borrower and its Subsidiaries determined in accordance with generally accepted accounting principles in the United States of America (but excluding intangibles) after eliminating intercompany accounts and transactions.
“Undepreciated Real Estate Assets” means, on any date, the cost (original cost plus capital improvements) of any real estate assets of the Borrower and its Subsidiaries, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles in the United States of America.
“Unsecured Debt” means Funded Indebtedness less Indebtedness secured by Liens on the Property or assets of the Borrower and its Subsidiaries.
“Ventas” means Ventas, Inc., a Delaware corporation.

“Voting Stock” means stock or other interests evidencing ownership in a corporation, partnership, limited liability company or trust which ordinarily has voting power for the election of directors, or other persons performing equivalent functions, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
2. Loan. The Lender hereby agrees to make the Loan to the Borrower on the first Business Day immediately following the date hereof.
3. Repayment of Loan. The Borrower shall pay to the Lender the outstanding principal amount of the Loan on the Maturity Date, together with all accrued and unpaid interest on the Loan.
4. Interest Rate. (a) The outstanding principal amounts of the Loan shall bear interest at the rate of 5.00% per annum from the date of this Agreement, or from the immediately preceding Interest Payment Date to which interest has been paid. The Borrower shall pay interest on the Loan to the Lender semi-annually, in arrears, on the date that is two Business Days prior to June 1 of each year and the date that is two Business Days prior to December 1 of each year (each, an “Interest Payment Date”) commencing the date that is two Business Days prior to December 1, 2011. Accrued interest will also be payable on the date of maturity or any earlier date of repayment of the Loan. Interest on the Loan will be computed on the basis of a 360-day year of twelve 30-day months.
(b) Notwithstanding the foregoing, to the extent permitted by applicable law, in the case of any overdue amounts of principal or interest, the Borrower shall pay interest on such overdue amounts, on demand by the Lender, at the rate of 7.00% per annum.
5. Use of Proceeds. The proceeds of the Loan will be used by the Borrower to repay outstanding amounts under its existing revolving credit facility, to acquire properties and for other corporate purposes.
6. Voluntary Prepayments. The Borrower will have the right at any time to prepay the Loan in whole or in part without premium or penalty at any time and from time to time, provided that any such prepayment shall be accompanied by all accrued but unpaid interest on the principal amount being prepaid. Upon any prepayment under this Section 6, unless an Event of Default has occurred and is continuing, the Borrower shall receive a credit equal to the Discount Amount with respect to such prepayment, and such credit shall be applied to such prepayment; provided that the Borrower shall only receive such credit if such prepayment occurs after the Outside Date (as defined in the Merger Agreement).

7. Mandatory Prepayments. The Borrower shall prepay the Loan in whole, including accrued and unpaid interest, on the earlier of (a) the occurrence of a Change of Control or (b) the Mandatory Prepayment Date if the Closing Date (as defined in the Merger Agreement) has not occurred on or before the Outside Date (as defined in the Merger Agreement). Upon any prepayment under clause (a) or (b) of the immediately preceding sentence, unless an Event of Default has occurred and is continuing, the Borrower shall receive a credit equal to the Discount Amount with respect to such prepayment, and such credit shall be applied to such prepayment.
8. General Provisions Regarding Payments. The Borrower will pay all amounts due hereunder free and clear of and without reduction for any taxes, levies, imposts, deductions, withholding or charges and without set-off or counterclaim, in U.S. dollars available the same day in Chicago, Illinois. Payments received that are insufficient to pay amounts then due shall be applied first to indemnification obligations to the Lender, second to interest then due and payable and third to principal repayment amounts then due.
9. Representation and Warranties. In order to induce the Lender to make the Loan, the Borrower represents and warrants to the Lender that:
(a) The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted.
(b) The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action.
(c) The execution, delivery and performance by the Borrower of this Agreement do not and will not (i) violate (x) any material law or governmental rule or regulation applicable to the Borrower, (y) the certificate of incorporation or by-laws of the Borrower, or (z) any order, judgment or decree of any court or other agency of government binding on the Borrower; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Borrower; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower; or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation of the Borrower, or any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for such approvals or consents which have been obtained on or before the date hereof.
(d) This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) On the date hereof the Borrower is Solvent.
(f) No Default or Event of Default has occurred and is continuing.
10. Covenants. So long as any amount is outstanding under this Agreement, unless compliance shall have been waived in writing, in advance, by the Lender, the Borrower agrees that:
(a) Merger, Consolidation, etc. Only on Certain Terms. The Borrower shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Borrower shall not permit any Person to consolidate with or merge into the Borrower or convey, transfer or lease its properties and assets substantially as an entirety to the Borrower, unless: (1) in case the Borrower shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, in writing, executed and delivered to the Lender, in form satisfactory to the Lender, the due and punctual payment of the principal of (and premium, if any) and interest on the Loan and the performance of every covenant and other obligation under this Agreement on the part of the Borrower to be performed or observed, and (2) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing. Upon any consolidation by the Borrower with or merger by the Borrower into any other Person or any conveyance, transfer or lease of the properties and assets of the Borrower substantially as an entirety in accordance with this Section 10(a), the successor Person formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement.
(b) Corporate Existence. Subject to Section 10(a), the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Borrower and its Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and/or any Subsidiary and that the loss thereof is not disadvantageous in any material respects to the Lender.

(c) Payment of Taxes and Other Claims. The Borrower will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Borrower or any Subsidiary or upon the income, profits or property of the Borrower or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Borrower or any Subsidiary; provided, however, that the Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
(d) Statement by Officers as to Default.
(i) The Borrower shall deliver to the Lender, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an officers’ certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Borrower, stating that (x) a review of the activities of the Borrower during such year and of performance under this Agreement has been made under his or her supervision, and (y) to the best of his or her knowledge, based on such review, (a) the Borrower has complied with all the conditions and covenants imposed on it under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him or her and the nature and status thereof.
(ii) The Borrower shall deliver to the Lender, within five business days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an Event of Default.
(e) Limitation on Liens. The Borrower will not pledge or otherwise subject to any Lien, any of its Property or assets; provided, however, that such covenant will not apply to Liens securing obligations which do not in the aggregate at any one time outstanding exceed 40% of the sum of (i) the Total Assets of the Borrower and its consolidated Subsidiaries as of the end of the calendar year or quarter covered in the Borrower’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Lender) prior to the incurrence of such additional Liens and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Borrower or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Liens.

(f) Limitation on Total Unencumbered Assets. The Borrower will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Borrower and its Subsidiaries on a consolidated basis.
(g) Limitation on Indebtedness. The Borrower will not create, assume, incur or otherwise become liable in respect of, any Indebtedness if the aggregate outstanding principal amount of Indebtedness of the Borrower and its consolidated Subsidiaries is, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, greater than 60% of the sum of (i) the Total Assets of the Borrower and its consolidated subsidiaries as of the end of the calendar year or quarter covered in the Borrower’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Lender) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Indebtedness), by the Borrower or any Subsidiary since the end of such calendar year or quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.
(h) Interest Coverage Ratio. The Borrower will not incur any Indebtedness if, on a consolidated basis, the Interest Coverage Ratio on the date on which such additional Indebtedness is to be incurred, on a pro forma basis, after giving effect to the incurrence of such Indebtedness and to the application of the proceeds thereof, would have been less than 1.50 to 1.00.
11. Events of Default. If any of the following events (each, an “Event of Default”) shall occur and be continuing:
(a) default in the payment of any interest on the Loan when such interest becomes due and payable, and continuance of such default for a period of 30 days; or
(b) default in the payment of principal of the Loan when and as the same shall become due and payable; or

(c) default in the performance, or breach, of any covenant or warranty of the Borrower under this Agreement (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Borrower by the Lender a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “NOTICE OF DEFAULT” hereunder; or
(d) the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Borrower in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging the Borrower as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or
(e) the commencement by the Borrower of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Borrower in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Borrower in furtherance of any such action; or
(f) a Change of Control shall occur;
then, in the case of any Event of Default specified above, the Lender may, by written notice to the Borrower, declare the Loan to be forthwith due and payable, together with accrued interest, whereupon the same shall become forthwith due and payable, without demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever, all of which are hereby waived by the Borrower. Notwithstanding anything to the contrary contained herein, if any Event of Default described under Section 11(f) above occurs prior to the Mandatory Prepayment Date, the Borrower shall immediately pay to the Lender an amount equal to any and all Discount Amounts credited to the Borrower under this Agreement, which provisions shall survive any prior payment of the Loan or amounts outstanding hereunder.

12. Notices. Any notice to be given under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the address or telecopier number specified on the signature page hereto. Notices sent by hand or overnight courier service or mailed by certified or registered mail shall be deemed to have been duly given when received by the recipient. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).
13. No Waiver. No delay on the part of the Lender in exercising any of its powers or rights, and no partial or single exercise, shall constitute a waiver thereof.
14. Amendments and Waivers. Any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed by the Lender and the Borrower.
15. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, for the benefit of the Lender and its successors and assigns, except that the Borrower may not assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the Lender. The Lender may transfer all or a portion of the Loan to any wholly owned Subsidiary of the Lender.
16. Indemnity. (a) The Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents of the foregoing (the “Indemnitees”), from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the making of the Loan, and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the making of the Loan and this Agreement or the use or intended use of the proceeds of the Loan (the “Indemnified Liabilities”); provided, however, that the Borrower shall not have any indemnification obligations with respect to any liabilities, losses, damages, penalties, judgments, suits, claims, costs or expenses of the Lender which arise out of the gross negligence or willful misconduct of the Lender. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and reasonably satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower’s sole cost and expense. Each Indemnitee will use its reasonable best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Borrower under this Section 16 shall survive the termination of this Agreement and the discharge of the Borrower’s other obligations under this Agreement.

(b) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against the Lender and its affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, including, without limitation, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, as a result of or related to, this Agreement or any agreement or instrument contemplated hereby or referred to herein, the transactions contemplated hereby, the Loan or the use of the proceeds thereof.
17. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to conflicts of law principles thereof.
18. Submission to Jurisdiction; Consent to Service of Process. The Borrower and, by its acceptance of this Agreement, the Lender, each agree as follows:
(a) each such party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any relevant appellate court, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in New York State court or, to the extent permitted by law, in such Federal court; provided that nothing in this Agreement shall affect any right that the Lender or the Borrower may otherwise have to bring any action or proceeding relating to this Agreement against the other party or its properties in the courts of any jurisdiction;
(b) each such party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 18(a), and each such party also irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court; and

(c) each such party irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.
19. WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES AND, BY ITS ACCEPTANCE OF THIS AGREEMENT, THE LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
20. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the other provisions of the Agreement shall remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

NATIONWIDE HEALTH PROPERTIES, INC., as Borrower

By:	/s/ Abdo H. Khoury

	Name:	Abdo H. Khoury
	Title:	Executive Vice President and Chief Financial & Portfolio Officer

Address for notices:

Nationwide Health Properties, Inc. 610 Newport Center Drive, Suite 1150 Newport Beach, California 92660 Attention: Douglas M. Pasquale

VENTAS REALTY, LIMITED PARTNERSHIP, as Lender

By: VENTAS, INC., its General Partner

By:	/s/ Richard A. Schweinhart

	Name:	Richard A. Schweinhart
	Title:	Executive Vice President and Chief Financial Officer

Address for notices:

Ventas Realty, Limited Partnership 10350 Ormsby Park Place, Suite 300 Louisville, Kentucky 40223 Attention: T. Richard Riney, Esq